Exhibit 3(i).1

                           ARTICLES OF INCORPORATION
                                       OF
                            RICH HOLDINGS GROUP INC.

         The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Nevada, do hereby set forth as follows:

         FIRST: The name of the corporation is:

                            RICH HOLDINGS GROUP INC.

         SECOND: The address of the resident agent of this corporation in this State is c/o United Corporate Services, Inc., 202 South Minnesota Street, in the City of Carson City, County of Carson City, State of Nevada 89703 and the name of the resident agent at said address is United Corporate Services, Inc.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Nevada.

         FOURTH: The corporation shall be authorized to issue the following shares:

                 Class           Number of Shares        Par Value
                 ------          ----------------        ---------
                 COMMON            20,000,000              $.00l


                       FIFTH:  The number of directors  constituting the initial
               Board of Directors is three (3); and the names and addresses of those constituting the initial Board of Directors, to serve until the first annual meeting of shareholders, or until the successors are elected and qualify, are as follows:

                       NAME                          ADDRESS
                       ----                          -------
                   Michael A. Barr                 10 Bank Street
                                                   White Plains, New York 10606

                   Robert F. Gilhooley             10 Bank Street
                                                   White Plains, New York 10606

                   Maria R. Fischetti              10 Bank Street
                                                   White Plains, New York 10606


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         SIXTH: The names and addresses of the incorporators are as follows:

                       NAME                          ADDRESS
                       ----                          -------
                   Michael A. Barr                 10 Bank Street
                                                   White Plains, New York 10606

                   Maria R. Fischetti              10 Bank Street
                                                   White Plains, New York 10606

         SEVENTH: The period of duration of the corporation shall be perpetual.

         EIGHTH: The corporation may, to the fullest extent permitted by Section
78.751 of the Nevada General Corporation Law, indemnify any and all directors and officers whom it shall have power to indemnify under said section from and against any and all expenses, liabilities or other matter referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity by holding office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefits of the heirs, executors and administrators of such a person.

         IN WITNESS WHEROF, the undersigned hereby execute this document and affirm that the facts set forth herein are true under the penalties of perjury this nineteenth day of April, 2000.



                                        /s/ Michael A. Barr
                                        ---------------------------------
                                        Michael A. Barr, Incorporator



                                        /s/ Maria R. Fischetti
                                        ---------------------------------
                                        Maria R. Fischetti, Incorporator